UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2011

SunSi Energies Inc.
(Exact name of registrant as specified in its charter)

NEVADA	333-145910	20-8584329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

45 Main Street, Suite 309 Brooklyn, New York	11201
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  646-205-0291

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On March 24, 2011, the Registrant filed a Certificate of Amendment to the Registrant’s Articles of Incorporation with the State of Nevada’s Secretary of State to change its authorized capital stock (the “Amendment”) from 75,000,000 shares of authorized capital stock, all of which were common stock, par value $0.001 per share, to 100,000,000 shares of authorized capital stock, consisting of 75,000,000 shares of common stock, par value $0.001 per share, and 25,000,000 shares of “blank check” preferred stock, par value $0.001 per share, with the right conferred upon the Board of Directors to set the designations, preferences, limitations, privileges, qualifications, as well as dividend, conversion, voting, and other special or relative rights, with respect to the preferred stock as the Board of Directors shall determine from time to time.

The above summary of the Amendment is qualified in its entirety by reference to the attached Certificate of Amendment to the Articles of Incorporation, a copy of which is attached to this current report as Exhibit 3 and incorporated by reference herein.

ITEM 5.07  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On March 15, 2011, a majority of the Company’s stockholders approved the Amendment described above in Item 5.03 by written consent.

ITEM 9.01  FINANCIAL STATEMENT AND EXHIBITS.

(d)           INDEX TO EXHIBITS.

Exhibit
Number	Description

3	Certificate of Amendment to Articles of Incorporation of SunSi Energies Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SunSi Energies Inc.

Dated:	March 24, 2011

By:	/s/ Richard St Julien
Richard St Julien
Vice President and Secretary